American Healthcare REIT

Investor Update

First Quarter 2022

First Quarter 2022 Highlights

- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, or the IPA, attributable to controlling interest, or MFFO, equaled $37.1 million for the quarter ended March 31, 2022, representing quarter-over-quarter growth of 36.6 percent compared to $27.2 million during the fourth quarter 2021.*
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, attributable to controlling interest, or FFO, equaled $32.6 during the first quarter 2022, as compared to $24.9 million during the fourth quarter 2021, representing quarter-over-quarter growth of 31.1 percent.*
- Net operating income, or NOI, totaled $73.7 million for the quarter ended March 31, 2022, representing an increase of 0.6 percent over fourth quarter 2021 NOI of $73.2 million.*
- Net loss for the quarter ended March 31, 2022 totaled $897,000. Net loss during the fourth quarter 2021 equaled $25 million.*
- As of March 31, 2022, the company's property portfolio, (excluding senior housing operating properties, or SHOP, and integrated senior health campuses), achieved leased percentage of 92.7 percent and weighted average remaining lease term of 7.1 years. The company's portfolio of SHOP and integrated senior health campuses achieved leased percentages of 71.9 percent and 80.0 percent, respectively. Portfolio leverage[1] was 46.9 percent.
- As of March 31, 2022, the company owned a nearly 19.5 million-square-foot portfolio of 313 medical office buildings, senior housing facilities, skilled nursing facilities and integrated senior health campuses located in 36 states, the United Kingdom and the Isle of Man, in addition to a real estate-related investment. The gross investment value[2] of the portfolio was approximately $4.2 billion.
- On March 24, 2022, the company's board of directors unanimously approved an updated estimated per share net asset value, or NAV, of its common stock of $9.29 calculated as of December 31, 2021.
- The company declared and paid distributions equal to $0.40 per share annualized to its stockholders of record for the first quarter 2022.

* Please see financial reconciliation tables and notes on the back page of this update for more information regarding MFFO, FFO, NOI, and net loss.

May 26, 2022

Dear Fellow Stockholder:



American Healthcare REIT, Inc., or AHR, recently filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission, or SEC, and I am pleased to provide you with an update on the company's progress.

We have now completed two full quarters since the creation of AHR on October 1, 2021, which resulted from the merger of Griffin-American Healthcare REIT III and Griffin-American Healthcare REIT IV, as well as the acquisition of American Healthcare Investors. While it is still very early in the lifecycle of the new company, we are already witnessing the benefits we expected as a unified, self-managed company with a large and diverse property portfolio.

The company is strong, energized and resilient, with global healthcare real estate assets totaling approximately $4.2 billion in gross investment value.[2] As of March 31, 2022, our portfolio is comprised of 313 medical office buildings, senior housing communities, skilled nursing facilities and integrated senior health campuses. These assets, which total nearly 19.5 million square feet, are located across 36 states, the United Kingdom and the Isle of Man.

Our portfolio continues to recover from the significant impact that resulted from COVID-19. As we have previously reported, the pandemic negatively affected our company, particularly in terms of portfolio occupancy, revenues and expenses for our long-term care properties. Although we have experienced a robust recovery throughout 2021 and the first part of 2022, especially with regard to occupancy, the pace of improvement has slowed. Moving forward, we expect an uneven, but persistent, rate of improvement in various segments of our portfolio through the remainder of 2022 and beyond.

AHR enjoyed strong quarter-over-quarter growth in funds from operations and modified funds from operations, important metrics that we believe provide a meaningful insight into the company's performance. Generally speaking, we are very pleased with our performance and optimistic about the future. It was a positive quarter, and while headwinds have not fully abated, green shoots abound and our prospects are bright for continued growth and value creation.

While we remain vigilant in terms of the ongoing pandemic and the current inflationary environment, the operational cost savings we have begun to realize as a self-managed company, along with the enhancement in size and scale of our portfolio as a result of the merger, have positioned us well to weather future economic turbulence and pursue additional growth.

Should you have any questions, please do not hesitate to reach out to our Investor Relations department at 844-460-9414. We will, of course, continue to report back to you regularly.

Kind regards,

Danny Prosky
President and Chief Executive Officer

(1) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

(2) Gross investment value is comprised of acquisition costs and subsequent capital expenditures that pertain to the company's pro rata ownership as of 3/31/2022.

PORTFOLIO OVERVIEW

All data presented as of 3/31/2022

19.5 million
Square Feet

313
Properties

$4.2 billion
Gross Investment Value[2]

11,578
Senior Housing Beds[3,4]

9,743
Skilled Nursing Beds[4]

PORTFOLIO COMPOSITION[5]



Integrated Senior Health Campuses 33.4%
Senior Housing Operating Properties (SHOP) 16.2%
Skilled Nursing 6.2%
Senior Housing 4.2%
Hospitals 3.0%
Debt Investment 1.9%
Medical Office Buildings 35.1%

Leased Percentages	
Medical Office Buildings	89.7%
Hospitals	100%
Skilled Nursing Facilities	100%
Senior Housing	100%
Senior Housing Operating Properties (SHOP)	71.9%
Integrated Senior Health Campuses	80.0%

PROPERTY MAP



LEGEND
Medical Office Buildings
Hospitals
Senior Housing
Senior Housing Operating Properties (SHOP)
Skilled Nursing Facilities
Integrated Senior Health Campuses

(3) Includes senior housing operating properties (SHOP).
(4) Includes portion of integrated senior health campuses related to a joint venture interest.
(5) Based upon gross investment value, which is comprised of acquisition costs and subsequent capital expenditures that pertain to the company's pro rata ownership.



Southlake Hospital | *Southlake, Texas*

ESTIMATED NET ASSET VALUE PER SHARE

On March 25, 2022, the company announced the most recent valuation of its portfolio, calculated as of December 31, 2021. As a result, the board of directors adopted an updated estimated per share NAV of Class T and Class I common stock of $9.29. The updated NAV represents a slight increase compared to the company's previous per share NAV of $9.22 as of September 30, 2020, which management believes generally reflects the improved performance the company's portfolio has exhibited as it recovers from the significant challenges wrought by the COVID-19 pandemic. The portfolio has not fully recovered to pre-pandemic levels, but has experienced marked improvement and continues to strengthen, a trend management believes will persist throughout 2022.

For those stockholders who participate in the distribution reinvestment plan, or DRIP, the purchase price for shares of the company's common stock adjusted to the updated estimated per share NAV of $9.29 commenced with the March 2022 record date distribution to stockholders, which was paid in April 2022.

In regard to the company's share repurchase plan, or SRP, requests submitted and approved in connection with second quarter 2022 repurchases, and subsequent approved requests, will be repurchased at the updated estimated per share NAV of $9.29. The company is currently repurchasing shares only with respect to the death or qualifying disability exceptions. All other SRP requests shall continue to be rejected until further notice.

For a full description of the methodology and assumptions used to determine the updated estimated per share NAV, please see the company's Current Report on Form 8-K as filed with the SEC on March 25, 2022.

DISTRIBUTIONS UPDATE

The company's board of directors declared distributions for the months of April, May and June 2022 equivalent to an annualized $0.40 per share. Effective July 1, 2022, distributions declared by the American Healthcare REIT board of directors will be paid quarterly, rather than monthly. Moving to a quarterly distribution schedule is typical of publicly traded companies and reduces processing and mailing costs. Prior to the change, distributions will continue to be paid monthly, with the last monthly distribution for June 2022 to be paid in July 2022. Thereafter, the company expects that the board of directors will choose a record date as of the last business day of each calendar quarter, with the first quarterly distribution to be declared in September 2022 and payable in October 2022. Stockholders who have elected to participate in the company's distribution reinvestment plan will continue to have their cash distributions reinvested to purchase additional shares, but on a quarterly basis, beginning with the third quarter 2022 distribution.

This investor update contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements with respect to the effects of the COVID-19 pandemic and the company's ability to recover from the negative impacts of such pandemic; the benefits regarding the company merger and American Healthcare Investors, LLC acquisition; the company's expectations regarding its portfolio occupancy, business performance, liquidity and distributions; and the company's ability to maximize shareholder value. The company intends for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Securities Act and the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the company's strength and financial condition and uncertainties relating to the financial strength of the company's current and future real estate investments; uncertainties regarding the severity and duration of the COVID-19 pandemic and its effects; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; and other risk factors as outlined in the company's periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. The company undertakes no obligation to update any such statements that may become untrue because of subsequent events.

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FFO and MFFO Reconciliation

	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021
Net loss	$ (897,000)	$ (24,999,000)
Add:		
Depreciation and amortization related to real estate — consolidated properties	42,311,000	54,777,000
Depreciation and amortization related to real estate — unconsolidated entities	426,000	780,000
Less:		
Gain on dispositions of real estate investments — consolidated properties	(756,000)	(1,000)
Net (income) loss attributable to noncontrolling interests	(2,059,000)	1,967,000
Depreciation, amortization, impairments and gain on dispositions - noncontrolling interests	(6,409,000)	(7,654,000)
FFO attributable to controlling interest	$ 32,616,000	$ 24,870,000
Business acquisition expenses (1)	$ 173,000	$ 5,391,000
Amortization of above- and below-market leases (2)	505,000	683,000
Amortization of loan and closing costs (3)	56,000	53,000
Change in deferred rent (4)	(1,026,000)	(1,031,000)
Loss on debt extinguishment (5)	4,591,000	362,000
Gain in fair value of derivative financial instruments (6)	(500,000)	(2,744,000)
Foreign currency loss (gain) (7)	1,387,000	(177,000)
Adjustments for unconsolidated entities (8)	105,000	121,000
Adjustments for noncontrolling interests (8)	(813,000)	(372,000)
MFFO attributable to controlling interest	$ 37,094,000	$ 27,156,000
Weighted average common shares outstanding — basic and diluted	262,516,815	261,725,058
Net loss per common share — basic and diluted	$ (0.00)	$ (0.10)
FFO attributable to controlling interest per common share — basic and diluted	0.12	0.10
MFFO attributable to controlling interest per common share — basic and diluted	0.14	0.10

Net Operating Income Reconciliation

	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021
Net loss	$ (897,000)	$ (24,999,000)
General and administrative	11,119,000	19,591,000
Business acquisition expenses	173,000	5,391,000
Depreciation and amortization	42,311,000	54,777,000
Interest expense	22,825,000	20,453,000
Gain on dispositions of real estate investments	(756,000)	(1,000)
Income from unconsolidated entities	(1,386,000)	(933,000)
Foreign currency loss (gain)	1,387,000	(177,000)
Other income	(1,260,000)	(1,043,000)
Income tax expense	168,000	171,000
Net operating income	$ 73,684,000	$ 73,230,000

1. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding business acquisition expenses that have been deducted as expenses in the determination of GAAP net income or loss, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Business acquisition expenses include payments to our former advisor or its affiliates and third parties.

2. Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

3. Under GAAP, closing costs are amortized over the term of our debt security investment as an adjustment to the yield on our debt security investment. This may result in income recognition that is different than the contractual cash flows under our debt security investment. By adjusting for the amortization of the closing costs, MFFO may provide useful supplemental information on the realized economic impact of our debt security investment, providing insight on the expected contractual cash flows of such investment, and aligns results with management's analysis of operating performance.

4. Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting such amounts, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with management's analysis of operating performance.

5. The loss associated with the early extinguishment of debt primarily relates to the write-off of unamortized deferred financing fees, write-off of unamortized debt discount, penalties, or other fees incurred. We believe that adjusting for such non-recurring losses provides useful supplemental information because such charges (or losses) may not be reflective of on-going business transactions and operations and is consistent with management's analysis of our operating performance.

6. Under GAAP, we are required to include changes in fair value of our derivative financial instruments in the determination of net income or loss. We believe that adjusting for the change in fair value of our derivative financial instruments to arrive at MFFO is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

7. We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

8. Includes all adjustments to eliminate the unconsolidated entities' share or noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (7) above to convert our FFO to MFFO.

18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
949.270.9200 | www.AmericanHealthcareREIT.com